                                                                     Exhibit (j)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-87521 and Registration Statement No. 811-09589 of RREEF RReal Estate Securities Fund on Form N-1A, of our report dated January 19, 2001, appearing in the Annual Report for the period ended November 30, 2000 of the RREEF RReal Estate Securities Fund, and to the references to us under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statements.


Deloitte & Touche LLP

Chicago, Illinois
March 21, 2001